SEPARATION AGREEMENT AND GENERAL RELEASE

As set forth in this SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) and in exchange for the consideration specified herein provided by MobileSmith, Inc, a Delaware Corporation (the “Company”), and Bob Dieterle (“Employee,” together the “Parties”) agrees as follows:

1.    Company.  The term "Company" as used herein means and encompasses any one and/or all of the following: (a) MobileSmith, Inc. a Delaware corporation, and any subsidiary, parent company, associated entity, affiliated entity, related entity, or division thereof, now or previously existing or hereafter created; and (b) any current or former owner, officer, director, board member, trustee, agent, shareholder, representative, attorney, employee, successor, assign, or employee benefit or welfare program or plan (including the administrators, trustees, and fiduciaries of such program or plan) of an entity encompassed by subparagraph 1(a).

2.    Payment.  In exchange for Employee's execution of this Agreement, the Company will pay Employee consideration as follows:

a.    An aggregate amount of $90,000, less applicable withholdings and deductions that are required by law, which amount represents six months’ pay at Employee’s most recent base salary. Employee’s Severance will be paid in six equal installments (each a “Severance Payment”) to be paid pursuant to the Company’s regular month-end payroll practices, the first of which will be paid in the next month-end payroll after the Effective Date of this Agreement (such period during which Severance Payments are owed, the “Severance Period”).

b.    If the Employee timely elects continued health care coverage under COBRA, the Company will pay the full amount of the Employee’s COBRA premiums necessary to continue the Employee’s coverage (“COBRA Premiums”) through the period (the “COBRA Premium Period”) starting on the Separation Date and ending on the earliest to occur of: (i) the end of the Severance Period (6 months), or (ii) the date the Employee and any eligible dependents, if applicable, become eligible for group health insurance coverage through a new employer; or (iii) the date the Employee ceases to be eligible for COBRA continuation coverage for any reason, including plan termination. The Company will provide payment directly to the insurance company (Blue Cross Blue Shield of North Carolina). In the event the Employee becomes covered under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the COBRA Premium Period, the Employee must immediately notify the Company of such event. A breach of this Agreement to make immediate notification shall result in the Employee returning all but One Dollar of all payments made under this paragraph. Together with the Severance Payment referenced in subparagraph 2(a), these payments are referred to generally herein as the “Severance.”

c.    Employee acknowledges and agrees that Employee was not otherwise entitled to this Severance, and that these benefits are being given as consideration in exchange for Employee executing this Agreement and the general release contained herein. Employee further acknowledges that Employee is not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Company to provide these or other benefits to any individuals other than Employee. The Company makes no representations or warranties with respect to the tax consequences of Employee’s Severance provided to Employee under this Agreement. Employee agrees and understands that he is responsible for payment, if any, of federal, state, or local taxes on Employee’s Severance, as well as for any penalties or assessments thereon. Employee further agrees to indemnify and hold Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries against Company for any amounts claimed due on account of Employee’s failure to pay or delayed payment of federal, state, or local taxes, or Employee’s treatment, handling, or other disposition of Employee’s Severance, and for all damages sustained by Company by reason of any such claims, including attorneys’ fees and costs.

3.    General Release and Covenant Not to Sue.

a. Employee releases Company from any and all claims, demands, actions, or causes of action, known or unknown, arising or occurring at any time up to and through the Effective Date of this Agreement (hereinafter, the “Claims Released”), including but not limited to any claims which arise out of or are related in any way to his employment with, or separation of employment from, Company, and any claims for attorneys’ fees. The Claims Released include, but are not limited to, any claims which arise under federal, state, or local law, statute, regulation, constitution, or common law for discrimination, including but not limited to any claims for breach of employment contract, harassment (sexual or otherwise), wrongful discharge, constructive discharge, retaliation, fraud, misrepresentation, defamation, violation of public policy, intentional infliction of emotional distress, invasion of privacy, interference with contract rights or opportunities, negligent and/or wanton supervision, and any other claims of breach of contract or tort, including but not limited to any claim pursuant to Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act, the Occupational Safety and Health Act, the Employee Retirement Income Security Act, the North Carolina Retaliatory Employment Discrimination Act, the North Carolina Equal Employment Practices Act, and the North Carolina Persons with Disabilities Protection Act.

b. Employee agrees he will not, and will not allow anyone acting in his name and/or on his behalf to, file, or join in any lawsuit against Company on the basis of the Claims Released, and further agrees any such lawsuit would be null, void, and appropriate for immediate withdrawal and/or dismissal. Employee waives any right to, and agrees not to accept, any resulting award should such lawsuit be filed by anyone else in his name and/or on his behalf.

c. Employee agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation, prosecution, or defense of any disputes, differences, grievances, claims, charges, or complaints between any third party and Company and/or involving Company (hereinafter, “Third-Party Complaints”), unless under a subpoena or other court order to do so. Employee agrees both to immediately notify Company upon receipt of any such subpoena or court order, and to furnish to Company, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation, prosecution, or defense of any Third-Party Complaints, Employee shall state no more than that he cannot provide counsel or assistance. Employee agrees that the restrictions imposed in this paragraph 3(c) shall include, but not be limited to, serving as an expert witness in any legal proceeding for a party adverse to Company, and to encouraging, counseling, or assisting, in any manner, any stockholder, group of stockholders, or advisors thereto, in an effort to influence any decisions, actions, or policies of Company.

d. Notwithstanding anything suggested anywhere in this Agreement to the contrary, nothing in this Agreement shall be construed to: (i) interfere with the Employee’s rights under Section 7 of the National Labor Relations Act; (ii) limit Employee's ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Labor, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Employee further understands that this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Employee's right to receive an award for information provided to any Government Agencies; (iii) as further confirmed in Section 7 below, to waive or compromise any claims under the Fair Labor Standards Act (“FLSA”); (iv) waive any claims arising after the date of execution of this Agreement, including but not limited to claims for breach of this Agreement; or (v) to release any claims that may not be released as a matter of law, such as claims for unemployment or workers’ compensation. Employee agrees to waive his right to recover monetary damages or individual relief in any charge, complaint, or lawsuit filed by him or by anyone else in his name and/or on his behalf in relation to any rights he retains at the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Department of Labor.

4.    Company Property.

a. Employee has assigned by virtue of his employment with the Company and does hereby assign all writings, works of authorship, technology, inventions, know-how, discoveries, ideas, processes, formulas, strategies, and other work product of any nature whatsoever, that were created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by the Employee individually or jointly with others during the period of Employee’s employment by the Company and relating in any way to the business of the Company, research or development of the Company, and all printed, physical, and electronic copies, all improvements, rights, and claims related to the foregoing, and other tangible embodiments thereof as well as any and all Proprietary Rights therein including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions, and renewals, both domestic and foreign, solely and exclusively to the Company. Employee acknowledges that all original works of authorship which were made by Employee (solely or jointly with others) within the scope of Employee’s employment by the Company and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101). The term “Proprietary Rights” shall mean all trade secret, patent, copyright, trademark, mask work, and other intellectual property rights throughout the world, including the right to sue for past and future infringements. Employee shall, at Company’s request and expense, assist Company in the preparation and prosecution of any related patent and copyright application and shall execute all documents deemed necessary by the Company for the filing thereof and/or the vesting in the Company of all title thereto.

b. Employee certifies as a condition of the Company’s obligation to pay any Severance Payment hereunder, Employee has first returned to Company all Company-owned documents (including copies) and property in his possession or control. “Company-owned documents” include, but are not limited to, any writings, contracts, records, files, tape recordings, correspondence, photographs, communications, summaries, data, notes, memoranda, diskettes, or any other sources containing information which relates to or references Company and which was provided by Company or obtained by the Employee as a result of Employee’s employment with Company. Employee further certifies he has not made copies of Company-owned documents for any purpose other than performing his job duties while employed at Company. Employee also certifies that he has returned all Company owned property, including but not limited to his, computer, keys and has provided all passwords and usernames, as requested in his termination meeting.

5.    Representation of No Wrongful Conduct. Employee represents and warrants that he has not engaged in any activity which would constitute wrongful conduct, including, but not limited to, fraud, material misrepresentation, violation of any federal, state, or local law, or any conduct contrary to Company’s existing policies.

6.    Cooperation. Prior to and after the Effective Date, Employee agrees he will reasonably and lawfully assist Company in the protection of Company’s interests. By way of example only, Employee agrees he will cooperate with Company: (a) concerning requests for information about the business of Company and/or his involvement and participation therein; (b) in connection with any investigation or review by Company and/or any federal, state, or local regulatory, quasi-regulatory, or self-governing authority (including, without limitation, the Securities and Exchange Commission) as any such investigation or review relates to events or occurrences that transpired while Employee was employed by Company; (c) in the defense and/or investigation of any Third-Party Complaints, whether actual or threatened; and (d) with respect to transition and succession matters. Employee’s cooperation shall include, but not be limited to meeting and speaking with officers, employees, or attorneys of Company at reasonable times and locations, executing accurate and truthful documents, participating as a witness in any litigation, arbitration, hearing, or other proceeding, and taking such other actions as may reasonably be requested by Company to effectuate the foregoing. Upon receipt by Company of suitable documentation, Company will reimburse Employee for all reasonable and necessary travel and other expenses which Employee may incur at the specific request of Company and as approved by Company in advance.

7.    Wages Paid in Full. Employee acknowledges that his last day of work with Company is May 29, 2018 (the “Separation Date”). The Company will continue to provide Employee with wages through May 29, 2018, regardless of whether Employee executes this Agreement. All final wages earned, including any earned bonuses and accrued but unused PTO, if any, will be paid as of May 29, 2018. These amounts will be paid on the Company’s next regularly scheduled payroll date. The Company will provide Employee with all necessary information needed for separating and/or continuing any benefits. With these payments, Employee warrants that he does not claim and has no claim he is owed any further wages for his service to Company, including but not limited to overtime or commission, and has no contention Company has denied his any rights under the FLSA or the North Carolina Wage and Hour Act (NCWHA), Employee is not waiving or compromising any claims under the FLSA but rather, represents and warrants he has no FLSA or NCWHA claims against Company. Employee further represents and warrants he has no prospective claims against Company under the Family and Medical Leave Act (“FMLA”) and thus, is not waiving or compromising any prospective FMLA claims against Company.

8.    Confidentiality; Non-Interference. Employee agrees not to disclose, reveal, or divulge to any third person, firm, corporation, or entity information specific to Company’s business, confidential or otherwise, or allow any action to be taken on his behalf to obtain such a disclosure that he obtained during his employment, and will not provide information or issue statements regarding Company. Employee further agrees not to contact or allow someone on his behalf to contact Company in an attempt to obtain or share information concerning Company’s business dealings.  These confidentiality and non-interference covenants are subject to exception, to allow disclosure to the extent required to enforce this Agreement, as required by law, or as to certain individuals employed by Employee for legitimate business reasons who may have a need to know (e.g., accountants, tax advisors, financial advisors, or attorneys) to whom the details may be disclosed on the condition that an instruction will be made prior to disclosure, and an agreement obtained, that the information may not be disclosed outside the terms of this provision. Employee agrees if he is compelled by law to disclose any terms of this Agreement, Employee will immediately notify the CFO at gleb.mikhailov@mobilesmith.com, phone number 919-237-4186, or via writing at 5400 Trinity Rd., Suite 208, Raleigh NC, 27607. In the event of a breach by Employee of these Confidentiality and Restrictive Covenants, in addition to the Remedies set forth in Section 11 below, any and all portions of the Severance must be returned to the Company.

9.    Confidentiality of Company Information.

            a.     Employee understands and acknowledges that during the course of Employee’s employment by the Company, he has gained access to and learned about confidential, secret, and proprietary documents, materials, data, and other information, in tangible and intangible form, of and relating to the Company and its businesses, employees, and existing and prospective customers, suppliers, investors, and other associated third parties (the “Confidential Information”). The Employee further understands and acknowledges that the Confidential Information and the Company’s ability to reserve the Confidential Information for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by the Employee will cause irreparable harm to the Company, for which remedies at law will not be adequate and may also cause the Company to incur financial costs, loss of business advantage, and liability under confidentiality agreements with third parties. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information regarding the Company and its business not generally known to the public, in spoken, printed, electronic or any other form or medium, including such information relating directly or indirectly to: business processes, practices, policies, plans, operations, services, strategies, transactions, potential transactions, negotiations, and pending negotiations; trade secrets; sources of material; supplier or vendor information/lists; financial information; pricing information; design information; revenue; costs; product plans, designs or specifications; customer information or lists of the Company or its businesses or of any other person or entity that has entrusted information to the Company in confidence. The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is or was marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is or was known or used. The Employee understands and agrees that any Confidential Information which was developed by him in the course of his employment by the Company shall be subject to the terms and conditions of this Agreement as if the Company furnished the same Confidential Information to the Employee in the first instance.

b. Confidential Information shall not include information that is generally available to and known by the public, provided that such disclosure to the public is through no direct or indirect fault of the Employee or person(s) acting on the Employee’s behalf. Under the Defend Trade Secrets Act of 2016, Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, if Employee files a lawsuit for retaliation for reporting a suspected violation of law, then Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in a court proceeding, if Employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

c. The Employee agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company except as was required in the performance of the Employee’s employment duties to the Company, as allowed or required by this Agreement, and only with the prior consent of an authorized officer acting on behalf of the Company in each instance; and (iii) not to access or use any Confidential Information, and not to use, disclose, or copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company, except as was required in the performance of the Employee’s authorized employment, as described, allowed, or required by this Agreement, or with the prior consent of an authorized officer acting on behalf of the Company. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required or permitted by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized Government Agency, provided that such disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Employee shall provide written notice of any such order to an authorized officer of the Company within three (3) days of receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company’s sole discretion.

d. The Employee understands and acknowledges that his obligations under this Agreement with regard to any particular Confidential Information shall commence immediately and shall continue until such time as such Confidential Information has become public knowledge other than as a result of the Employee’s breach of this Agreement. The terms of this Agreement do not change or otherwise modify the duty of loyalty and any other duties of confidentiality Employee owed to the Company during his employment.

10.    Restrictive Covenants. Employee agrees and covenants that he will not, without the prior written consent of the Company, engage in the following activities on Employee’s own behalf, or on behalf of any other business or entity, whether as an owner, consultant, or otherwise:

a. For a period of one (1) year following the Effective Date, Employee will not directly or indirectly Solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company with whom Employee worked in the twelve (12) months immediately preceding the Separation Date. As used in this sub-paragraph, “Solicit” shall mean to recruit, cause, induce, encourage, influence, interfere with, entice, call on, or otherwise attempt to take business or employees away from the Company.

b. For a period of one (1) year following the Effective Date, and applicable anywhere in the United States, Employee will not own, manage, operate, control, participate in the ownership, operation, or control of, or perform services (as an employee, consultant or otherwise) comparable to the duties the Employee performed for the Company during the twelve (12) months immediately preceding the Separation Date, for any company competitive with the Business. The parties agree, however, that the Employee’s ownership of any stock or securities (not to exceed two (2) percent of any class of stock or securities) of a corporation, which is a competitor of the Company, will not be a violation of the foregoing restrictions. As used in this subparagraph, “Business” shall mean any business related to creating, designing, customizing, coding, selling, servicing or distributing mobile branded hospital applications for the healthcare industry or conducting research or development with regard thereto. For purpose of clarity, “Business” shall not include individual hospitals or other medical providers.

11.    Remedies. All terms, provisions, and conditions of this Agreement were materially bargained for by Company. Employee agrees Company would not have an adequate remedy at law and would be irreparably harmed if the Employee were to breach any provision of this Agreement, particularly the Confidentiality of Company Information and Restrictive Covenants. The Employee acknowledges and agrees that the services he rendered were of a special and unique character; that he held a position uniquely essential to the management, organization or service of the Company; that he obtained knowledge and skill relevant to the Company’s industry, methods of doing business and marketing strategies by virtue of his employment; and that the terms and conditions of this Agreement are reasonable under these circumstances and that the terms of this Agreement do not subject him to undue hardship. Employee agrees that, in the event of a breach by the Employee, Company will be entitled to equitable relief, temporary or permanent injunctive relief, in addition to all other damages and remedies available at law or in equity without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief. The Employee and the Company also agree that in any action or proceeding related to or arising from this Agreement brought by either party against the other party, the prevailing party shall be entitled to reasonable attorneys’ fees and costs incurred in bringing or defending said action or proceeding upon entry of a definitive judgment by a court of competent jurisdiction.

12.    Forum and Construction. This Agreement shall be construed pursuant to the laws of the State of North Carolina, without giving effect to any choice or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction). The venue for any action to enforce the terms of this Agreement shall be in a state or federal court in Wake County, North Carolina. This statement shall be read as a mandatory venue selection clause. The language of this Agreement shall be construed as a whole, according to its fair meaning. Titles and headings to paragraphs in this Agreement are for the purpose of convenience of reference only and shall in no way limit, define, or otherwise affect the provisions hereof.  Any modification of this Agreement shall be ineffective unless in writing signed by the party against whom it is enforced. This Agreement shall be binding upon the Employee’s successors and assigns, as well as Company’s successors and assigns. No waiver of any breach of any term of this Agreement shall be a waiver of any other breach of this Agreement.

13.    Severability. Should any portion of Section 3 hereof be determined unenforceable for any reason, Employee shall return to Company, within thirty (30) days of such finding, any Severance provided to Employee, and all remaining obligations imposed by this Agreement shall terminate immediately. Except as immediately stated otherwise, the provisions of this Agreement are severable and divisible, and the invalidity of any provision shall not affect or limit the enforceability of the remaining provisions.

14.    No Admission. Nothing in this Agreement constitutes an acknowledgment or admission of liability or wrongdoing by Company. Company specifically denies having engaged in any unlawful or wrongful act or omission but enters into this Agreement to provide the Employee with transitional assistance in the form of the Severance Payment provided by this Agreement, and to otherwise confirm the amicable termination of the employment relationship on mutually acceptable terms. This Agreement shall not be construed to render the Employee a “prevailing party” under any law, order, or regulation allowing attorneys’ fees or costs to a party who “prevails” in any manner or sense.

15.    Tax Liability; Section 409(a) of the IRC. All payments made pursuant to this Agreement will be reported to the IRS. The Company expresses no opinion concerning the allocation or taxability of these payments. Employee acknowledges that, to the extent that Employee may incur any additional tax liability as a result of the payments made to him under this Agreement, such liability is his sole responsibility. Employee is hereby advised to seek professional tax advice. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral, and shall be excluded from Section 409A to the maximum extent possible. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event, will the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee. To the extent necessary, each Severance Payment should be considered an “installment” pursuant to Section 409(a) of the IRC.

16.     Effective Date. Employee certifies that he has been given the opportunity to review and consider the terms of this Agreement through 5:00 p.m. EST on June 1, 2018, although Employee may accept the terms of this Agreement at any time prior to June 1, 2018. Employee certifies that this Agreement is entered into knowingly and voluntarily and that the Severance is made without any pre-existing obligation by the Company, and that he understands that the terms of this Agreement will become legally binding, effective and irrevocable the date this Agreement is signed. Employee may accept this Agreement by returning a signed original, either in person, by e-mail or by facsimile to the Company’s CFO at gleb.mikhailov@mobilesmith.com, phone number 919-237-4186, or via writing at 5400 Trinity Rd., Suite 208, Raleigh NC, 27607. Employee received this Agreement on May 29, 2018.

17.     Mutual Non-Disparagement. Each Party agrees and covenants that it shall not at any time make, publish or communicate to any other person or entity or in any public forum, any defamatory or disparaging remarks, comments, or statements concerning either Party or concerning either Party’s current or future businesses, Companies, affiliations, name or likeness, Company operations, services, employees, agents, owners, directors or officers. This Section will survive the termination of this Agreement for any reason and should not be read to prevent Employee from exercising any rights she may have under the National Labor Relations Act, or any other State, Federal or Local law.

18.    Acknowledgments. Employee understands, in addition to the acknowledgments in Section 16 above, that he will bear his own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement, as will Company bear its own costs, attorneys’ fees, and other fees related to same; and understands this Agreement releases and waives known and unknown claims and has other important legal consequences. Employee further acknowledges no other promises, agreements, or representations, or explanations of any kind have been made to him by Company to cause him to agree to or sign this Agreement. Employee acknowledges that this Agreement and/or the end of Employee’s employment may affect and/or trigger Employee’s rights to exercise any and/or all of his stock options pursuant to his options contract dated March 10, 2010 to acquire 75,000 shares of the Company stock and options contract dated November 21, 2016 to acquire 175,000 shares of the Company stock, which are separate and apart from this Agreement. acknowledges and that Employee has read, knows, and understands the entire contents of this Agreement, including its final and binding effects. This Agreement contains the entire agreement between the Employee and Company relating to their employment relationship and the matters contemplated by this Agreement and fully supersedes any prior agreements or understandings between the Employee and Company, Employee acknowledges that he is signing this Agreement knowingly and voluntarily of his own free will.

Employee’s Signature:

June 1, 2018	/s/ Bob Dieterle
Bob Dieterle

June 1, 2018	By:	/s/ Randy Tomlin
Randy Tomlin
Board Chairman and CEO, MobileSmith Inc.